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[CHECKFREE LOGO]            [BANK OF AMERICA LOGO]

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                                                       FOR IMMEDIATE RELEASE


CONTACTS:

CheckFree Media Relations:                  Bank of America Media Relations:
Judy Morris                                 Eloise Hale
(678) 375-1595                              (704) 387-0013
jdmorris@checkfree.com                      eloise.hale@bankofamerica.com

CheckFree Investor Relations:               Bank of America Investor Relations:
Tina Moore                                  Robert Stickler
(678) 375-1278                              (704) 386-8465
tmoore@checkfree.com                        robert.stickler@bankofamerica.com


                BANK OF AMERICA AND CHECKFREE ANNOUNCE STRATEGIC
                   AGREEMENT TO ACCELERATE INTERNET PAYMENTS

--Electronic billing and payment to be extended to 30 million households; New platform for person-to-person and Internet payments to be developed--

--CheckFree to obtain Bank of America electronic billing and payment assets; Bank of America to gain 16 percent ownership of CheckFree through stock and performance-based warrants --


CHARLOTTE, NC and ATLANTA (April 26, 2000) - Bank of America (NYSE: BAC) and CheckFree Holdings Corporation (NASDAQ: CKFR) today announced a strategic agreement that will make electronic billing and payment services available to the one out of every three banking households in America that make up Bank of America's customer base. Bank of America, the country's largest bank, is the leading provider of online financial services, with more than 2.1 million online customers. Each month, customers process more than $800 million worth of transactions through the bankofamerica.com online bill payment service.

The two companies also announced they are collaborating to further lead the industry in developing and launching new electronic commerce initiatives, including a next generation payments platform architected specifically for banks to extend payment services on the Internet. This platform will enable financial institutions to offer their online banking customers the ability to "pay everyone for everything electronically."
                                     - more-

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BANK OF AMERICA AND CHECKFREE ANNOUNCE STRATEGIC AGREEMENT/ PAGE 2 OF 5

The services, some of which the companies expect to launch this calendar year, will enable consumers to use their electronic banking interface anywhere they use money on the Internet, including purchases, auctions and money transfers.

Under the terms of the agreement, CheckFree will obtain Bank of America's electronic billing and payment assets. Bank of America will receive 10 million restricted shares of CheckFree Common Stock and 10 million performance-based warrants for CheckFree Common Stock. Before considering shares issued for pending acquisitions, the 10 million shares granted to Bank of America equate to 16 percent ownership of CheckFree.

Currently, more than 700,000 consumers are enrolled in Bank of America's online payment services. The number of these Bank of America consumers that will be added to CheckFree's 3.3 million subscriber base is expected to be around 300,000.

With access to CheckFree's fully integrated electronic billing and payment system, CheckFree Genesis 2000, Bank of America households will have convenient access to many bills from leading companies by the end of the calendar year through www.bankofamerica.com. To date, 121 billers -- including leading telecommunications, utility, mortgage, home loan, credit card, cable and wireless companies - are contracted to use CheckFree's electronic billing and payment services.

By aligning strategies, Bank of America and CheckFree expect to accelerate consumer adoption of electronic billing and payment and to increase national awareness of the convenience and other benefits of receiving and paying bills online.

"For the first time, all 30 million banking customers at the nation's largest bank will have access to a fully integrated electronic billing and payment service. This is an extremely significant milestone toward accelerating consumer adoption," said Pete Kight,
                                     -more-
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BANK OF AMERICA AND CHECKFREE ANNOUNCE STRATEGIC AGREEMENT/ PAGE 3 OF 5

CheckFree chairman and chief executive officer. "Equally important is the next generation of services, in development today, that will enable Bank of America's online households to `pay everyone for everything electronically' in an open, secure, environment," Kight added.

According to James D. Dixon, bankofamerica.com executive, "As the nation's largest bank, it is important to lead in developing new Internet capabilities for our customers. This partnership allows us to extend electronic billing and payment nationwide, and to respond to the needs of our customers for a complete solution. Now, customers will be able to not only pay their electric and water bills online, but they can also pay their monthly Bank of America loans, credit card and mortgage bills online."

Bank of America customers will be able to access electronic billing and payment services by seamlessly linking to CheckFree through bankofamerica.com -- delivering the familiar Bank of America website. Customers also will benefit from an integrated billing and payment infrastructure, the CheckFree Guarantee -- which protects against fraud and late payments -- and advanced customer care capabilities such as call center web access and payment history.

TERMS OF THE AGREEMENT

The agreement is subject to regulatory approval and CheckFree shareholder approval, and includes the following disclosed terms:

(1) The awarding of a 10-year contract for CheckFree to become the electronic billing and payment provider for Bank of America's customers nationwide.

(2) CheckFree will obtain Bank of America's electronic billing and payment assets, primarily in San Francisco and Houston.
                                    - more -

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BANK OF AMERICA AND CHECKFREE ANNOUNCE STRATEGIC AGREEMENT/ PAGE 4 OF 5

(3) Bank of America will receive shares of CheckFree Common Stock, including ten million restricted shares and 10 million performance-based warrants, issued in stages as milestones are met. To earn all of the warrants, Bank of America customers using CheckFree services must exceed 10 million, and Bank of America must be delivering more than 10 million bills per month.

(4) Bank of America will enter into a business partner relationship with CheckFree, offering bill presentment services to its commercial banking customers that want to offer electronic billing and payment as an extension of their commercial banking relationship.

ABOUT BANK OF AMERICA

Bank of America, with $656 billion in assets, is the largest bank in the United States. It has full-service operations in 21 states and the District of Columbia and provides financial products and services to 30 million households and two million businesses, as well as providing international corporate financial services for business transactions in 190 countries. The company's stock (ticker:BAC) is listed on the New York, Pacific and London stock exchanges and certain shares are listed on the Tokyo Stock Exchange. www.bankofamerica.com

ABOUT CHECKFREE

CheckFree Corporation (www.checkfree.com), is the leading provider of financial electronic commerce services and products. Founded as an electronic payments processor in 1981, CheckFree launched the first fully integrated electronic billing and payment solution, CheckFree E-Bill, in March of 1997. Today, CheckFree services enable 3.3 million consumers to receive and pay bills over the Internet or electronically. The Company has multi-year contracts with 121 of the nation's top billers to provide online billing and payment through its network of partnerships with more than 150 consumer service providers (CSPs), including banks, brokerage firms, Internet portals and content sites, and personal financial management (PFM) software.

This press release contains statements that are not purely historical, and as such are forward-looking statements under the Federal Securities laws. These include forward-looking statements regarding management's intentions, plans, beliefs, expectations or projections of the future, and include statements in this document regarding the closing of the proposed transaction with Bank of America (paragraph 12); the expected acceleration of consumer adoption of electronic billing and payment services to result from the transaction (paragraphs 7-8); the expectation that 300,000 current Bank of America online payment services customers will be added to CheckFree's subscriber base as a result of
                                     -more-
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BANK OF AMERICA AND CHECKFREE ANNOUNCE STRATEGIC AGREEMENT/ PAGE 5 OF 5

the transaction (paragraph 5); and the development of new electronic commerce initiatives by CheckFree and Bank of America (paragraph 2). These forward-looking statements numerous involve risks and uncertainties, including without limitation, whether the conditions to closing the proposed transaction will be satisfied and the transaction closes as contemplated; whether the transaction will accelerate consumer adoption of electronic billing and payment services; whether the current Bank of America online payment services customers become CheckFree subscribers in the numbers expected; whether CheckFree and Bank of America can successfully develop and launch the planned new electronic commerce initiatives as anticipated; whether CheckFree's planned technology developments will be successful and accepted by the Company's customers and potential customers, including those who are now customers of Bank of America; whether the Company can deliver its services at the pace demanded by the marketplace; whether Bank of America's electronic billing and payment assets, operations and customers can be successfully integrated with the Company's operations; and the various risks inherent in the Company's business and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. These SEC filings include Form 10-K for the year ended June 30, 1999 (filed September 24, 1999), Form 10-Q for the quarter ended December 31, 1999 (filed February 10, 2000), and Form S-3 Registration Statement, as amended (filed January 14, 2000, and amended on January 26 and April 10, 2000). One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this press release will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.


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